EXHIBIT 99.2

CONSOLIDATED FINANCIAL STATEMENTS

Oceana Therapeutics, Inc.

For the Quarterly Period Ended September 30, 2011

Oceana Therapeutics, Inc.

Unaudited Consolidated Financial Statements

Nine Months Ended September 30, 2011

Contents

Consolidated Balance Sheets as of September 30, 2011 (Unaudited) and December 31, 2010 (Audited)	1

Consolidated Statements of Operations for the Nine Months Ended September 30, 2011 and 2010 (Unaudited)	2

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2011 and 2010 (Unaudited)	3

Notes to Unaudited Consolidated Financial Statements	4

Oceana Therapeutics, Inc.

Unaudited Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,519,764	$7,304,742
Restricted cash	400,000	475,000
Accounts receivable, net of reserves	5,009,900	4,996,785
Inventory	2,195,602	1,911,809
Prepaid expenses and other current assets	575,448	667,855

Total current assets	23,700,714	15,356,191

Property and equipment, net	443,777	453,601
Restricted cash	100,000	100,000
Intangible assets	51,827,067	59,762,817
Others assets	57,435	47,987

Total assets	$76,128,993	$75,720,596

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$5,768,961	$6,334,452
Other current liabilities	90,261	68,631

Total current liabilities	5,859,222	6,403,083

Other liabilities	149,438	211,508
Deferred taxes	—	1,127,351
Contingent liability from acquisition	6,165,425	16,087,250

Total liabilities	12,174,085	23,829,192

Commitments and contingencies

Stockholders’ equity:
Common stock; $0.0001 par value; 100 shares authorized, issued and outstanding at September 30, 2011 and December 31, 2010	—	—
Additional paid-in capital	102,250,000	77,250,000
Other comprehensive loss	(201,716)	(157,895)
Accumulated deficit	(38,093,376)	(25,200,701)

Total stockholders’ equity	63,954,908	51,891,404

Total liabilities and stockholders’ equity	$76,128,993	$75,720,596

See accompanying notes to unaudited consolidated financial statements.

Oceana Therapeutics, Inc.

Consolidated Statements of Operations (Unaudited)

	Nine Months Ended September 30
	2011	2010

Net revenue	$25,951,992	$23,092,598
Cost of goods sold	17,076,183	13,491,349

Gross profit	8,875,809	9,601,249

Expenses:
Selling, general and administrative expenses	16,369,569	13,249,629
Research and development expenses	1,518,196	2,616,543
Net change in contingent consideration	5,078,175	1,205,438

Loss from operations	(14,090,131)	(7,470,361)

Interest income	5,321	7,771
Other income (expense)	64,785	(185,355)

Loss before income tax	(14,020,025)	(7,647,945)
Benefit (provision) for income taxes	1,127,350	(198,640)

Net loss	$(12,892,675)	$(7,846,585)

See accompanying notes to unaudited consolidated financial statements.

Oceana Therapeutics, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30
	2011	2010
Operating activities
Net loss	$(12,892,675)	$(7,846,585)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,076,064	7,038,484
Deferred taxes	(1,127,351)	198,640
Changes in operating assets and liabilities:
Accounts receivable	(14,260)	(1,677,104)
Inventory	(283,879)	(81,481)
Security deposit	65,552	401,751
Prepaid expenses and other current assets	(13,617)	(447,680)
Accounts payable and accrued expenses	(155,384)	99,217
Contingent consideration	(439,275)	1,205,438
Deferred rent	16,048	(7,973)

Net cash used in operating activities	(6,768,777)	(1,117,293)

Investing activities
Additions to property and equipment	(152,623)	(19,502)

Net cash used in investing activities	(152,623)	(19,502)

Financing activities
Capital contribution from stockholders	25,000,000	—
Solesta® milestone payment	(9,482,550)	—

Net cash provided by financing activities	15,517,450	—

Effect of exchange rate changes on cash and cash equivalents	(381,028)	202,948

Net increase (decrease) in cash and cash equivalents	8,215,022	(933,847)
Cash and cash equivalents at beginning of period	7,304,742	8,738,750

Cash and cash equivalents at end of period	$15,519,764	$7,804,903

See accompanying notes to unaudited consolidated financial statements.

Oceana Therapeutics, Inc.

Notes to Unaudited Consolidated Financial Statements

September 30, 2011

1. Description of Business and Significant Accounting Policies

Organization

Oceana Therapeutics, Inc. (the “Company”) is a privately owned, global healthcare company committed to commercializing best-in-class therapeutics with a focus on colorectal, gastroenterology and urological diseases. The Company’s activities have consisted of the marketing and sales of two medical device products.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, the accompanying consolidated financial statements include all adjustments (including normal recurring accruals) considered necessary for fair presentation of the Company’s consolidated financial position, results of operations and cash flows for the periods presented. Operating results for the current interim period are not necessarily indicative of the results that may be expected for the year ended December 31, 2011. These financial statements should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 2010.

The unaudited consolidated financial statements include the accounts of Oceana Therapeutics, Inc. and its wholly owned subsidiary, Oceana Therapeutics Limited. Intercompany transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all investments purchased with a maturity of three months or less at the date of acquisition to be cash equivalents.

Oceana Therapeutics, Inc.

Notes to Unaudited Consolidated Financial Statements (continued)

1. Description of Business and Significant Accounting Policies (continued)

Restricted Cash

Restricted cash collateralizes outstanding letters of credit associated with a lease for office space in Edison, New Jersey. The funds are invested in certificates of deposit. The letter of credit permits draws by the landlord to cure defaults by the Company. Additionally, the restricted cash is collateralized with a certificate of deposit, in the event the Company defaults in its obligations under foreign exchange contracts with a financial institution.

Income Taxes

The Company uses the asset and liability method to account for income taxes, including the recognition of deferred tax assets and deferred tax liabilities for the anticipated future tax consequences attributable to differences between financial statement amounts and their respective tax bases. The Company reviews its deferred tax assets for recovery. A valuation allowance is established when the Company believes that it is more likely than not that its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company’s tax provision in the period of change. The nine-month period ended September 30, 2011 includes the tax effect of netting the deferred tax liabilities with deferred tax assets. Prior to the approval of Solesta® in the United States, the Company was not able to predict the timing of the reversal of this temporary difference. The net impact of this change in estimate was a realization of deferred tax assets of approximately $1.1 million.

Comprehensive Income (Loss)

Comprehensive income (loss) is comprised of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) includes changes in the fair value of the Company’s cash flow hedges and foreign exchange translation adjustments. The following table sets forth the components of comprehensive income (loss):

	Nine Months Ended September 30
	2011	2010

Net loss	$(12,892,675)	$(7,846,585)
Change in fair value of cash flow hedges	(26,583)	289,376
Unrealized loss on foreign exchange	(17,238)	(145,907)

Total comprehensive loss	$(12,936,496)	$(7,703,116)

Oceana Therapeutics, Inc.

Notes to Unaudited Consolidated Financial Statements (continued)

2. Foreign Exchange Forward Contracts

The Company, in the normal course of business, periodically enters into foreign exchange forward contracts to reduce the risk associated with currency movements (primarily between the U.S. Dollar, the Euro and Swedish Krona) related to committed inventory purchases denominated in foreign currency. The Company does not enter into these contracts for the purpose of trading or speculation. The fair value of foreign currency contract derivatives is based on quoted prices for similar assets or liabilities in active markets adjusted for nonperformance risk.

The Company designates its forward foreign currency contracts as effective cash flow hedges. In order to qualify as effective cash flow hedges, the Company’s forward foreign currency contracts must satisfy various criteria. Those criteria include documenting, at inception, the hedging relationship and the risk management objective and strategy for undertaking the hedge. This documentation includes identifying the hedged instrument, the hedged transaction, the nature of the risk being hedged, and how the hedging instrument’s effectiveness in hedging the exposure to the hedged transaction’s variability in cash flows attributable to the hedged risk will be assessed. In addition, the forecasted transactions that are being hedged are specifically identifiable and the occurrence of the forecasted transactions is probable. The critical terms of the Company’s foreign currency contracts are the same as the underlying forecasted transactions; therefore, changes in the fair value of the contracts should be highly effective in offsetting changes in the expected cash flows from the forecasted transactions. Accordingly, changes in the fair value of forward exchange contracts are recorded in other comprehensive income (loss), net of related tax effects, with the corresponding asset or liability recorded in the consolidated balance sheets.

The valuation of the Company’s derivative financial instruments is based on similar instruments quoted in the open market.

For all hedging activities, the ineffective portion of a derivative’s change in fair value is immediately recognized in other income (expense). For derivative instruments not designated as hedging instruments, the gain or loss is recognized in other income (expense) during the period of change. The Company believes that any such non-designated instruments would offset the economic risks of the hedged items. Ineffectiveness of the hedged items is not significant.

Oceana Therapeutics, Inc.

Notes to Unaudited Consolidated Financial Statements (continued)

2. Foreign Exchange Forward Contracts (continued)

At September 30, 2011, the notional amounts and estimated fair values, using quotes from external sources (Level 2), of the Company’s outstanding forward foreign currency contracts are detailed below:

	September 30, 2011		December 31, 2010
Foreign Currency	Fair Value Asset (Liability)	Notional Amount	Fair Value Asset	Notional Amount

Euro	$1,338	$472,536	$50,037	$587,489
Swedish Krona	$(27,921)	$632,565	$13,593	$1,080,840

Cost of sales includes a loss of $30,259 for the period ended September 30, 2011 and a gain of $23,936 for the period ended September 30, 2010, related to the settlement of foreign denominated inventory purchases.

The following tables set forth the Company’s financial assets and liabilities that were measured at fair value on a recurring basis at September 30, 2011 by level within the fair value hierarchy. As required by ASC 820, Fair Value Measurements and Disclosures, assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

	September 30, 2011
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets and liabilities
Assets:
Money market	$3,013,674	$—	$—	$3,013,674

Total assets at fair value	$3,013,674	$—	$—	$3,013,674

Liabilities:
Foreign exchange forward contract	$—	$26,582	$—	$26,582
Contingent purchase price	—	—	6,165,425	6,165,425

Total liabilities at fair value	$—	$26,582	$6,165,425	$6,192,007

Oceana Therapeutics, Inc.

Notes to Unaudited Consolidated Financial Statements (continued)

2. Foreign Exchange Forward Contracts (continued)

	December 31, 2010
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets and liabilities
Assets:
Money market	$3,010,980	$—	$—	$3,010,980
Foreign exchange forward contract	—	63,630	—	63,630

Total assets at fair value	$3,010,980	$63,630	$—	$3,074,610

Liabilities:
Contingent purchase price	$—	$—	$16,087,250	$16,087,250

Total liabilities at fair value	$—	$—	$16,087,250	$16,087,250

There has been a change in fair value of the Company’s Level 3 contingent purchase price during the period ended September 30, 2011.

The following is a reconciliation of the beginning and ending balances of Level 3 contingent consideration.

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Contingent Consideration

Beginning balance at December 31, 2010	$16,087,250
Total gains or losses (unrealized):
Included in earnings	5,078,175
Milestone payment	(15,000,000)

Ending balance at September 30, 2011	$6,165,425

The significant assumptions used in preparing the valuation of the Company’s contingent considerations as of September 30, 2011 include (i) discount rate (35%), (ii) risk-free interest rate (20-year U.S. Treasury yield of 3.4%), (iii) market risk premium (5.5%), (iv) premium for small size (12.7%), and (v) probability of success (100%).

Oceana Therapeutics, Inc.

Notes to Unaudited Consolidated Financial Statements (continued)

2. Foreign Exchange Forward Contracts (continued)

If the Company’s estimates regarding the fair value of these future considerations are inaccurate, a future adjustment to these estimated fair values may be required. Additionally, these estimated fair values could change significantly.

3. Intangible Assets

The intangible assets with definite lives consist of Deflux® and Solesta® patents. These intangible assets are being amortized on the straight-line method over their estimated useful lives of six years. Amortization expense related to intangible assets was approximately $7.9 million and $6.9 million for the periods ended September 30, 2011 and 2010, respectively. Starting June 2011, after approval of Solesta® in the United States, the in-process research and development intangible asset was reclassified to the Solesta intangible asset with a definite life and the Company began amortization of this asset.

The Company’s intangible assets consist of the following (in thousands):

	September 30, 2011
	Gross	Accumulated Amortization	Net
Intangible assets with finite lives:
Deflux®	$52,898	$18,394	$34,504
Solesta US	11,702	835	10,867
Solesta Europe	9,861	3,405	6,456

Total intangible assets	$74,461	$22,634	$51,827

	December 31, 2010
	Gross	Accumulated Amortization	Net
Intangible assets with finite lives:
Deflux®	$52,898	$12,398	$40,500
Solesta Europe	9,861	2,300	7,561

	62,759	14,698	48,061
In-process research and development	11,702	—	11,702

Total intangible assets	$74,461	$14,698	$59,763

The weighted average amortization period for intangible assets subject to amortization is four years at September 30, 2011 and five years at December 31, 2010.

Oceana Therapeutics, Inc.

Notes to Unaudited Consolidated Financial Statements (continued)

4. Property and Equipment

Property and equipment consisted of the following at September 30, 2011:

	September 30, 2011	December 31, 2010

Auto	$44,913	$44,913
Leasehold improvements	107,924	104,164
Office equipment	84,830	84,830
Furniture and fixtures	260,182	260,182
Computer equipment and software	387,373	302,935
Construction in process	62,243	—

	947,465	797,024
Less accumulated depreciation	(503,688)	(343,423)

Property, plant and equipment, net	$443,777	$453,601

Included in the net book value of property, plant and equipment at September 30, 2011 was $44,913 of assets financed through an auto loan. Depreciation expense was $160,265 and $166,772 for the periods ended September 30, 2011 and 2010, respectively.

5. Capital Structure

Common Stock

As of September 30, 2011, common stock consisted of the following:

	Par Value	Authorized, Issued and Outstanding Shares	Amount

Common stock	$0.0001	100	Nominal

In June 2011, the Company raised $25.0 million of capital funds, the proceeds of which were used to pay the milestone payment due Q-Med Scandinavia Inc. triggered by the approval of Solesta® in the United States and for general corporate purposes. No additional shares were issued as a result of this raise, so all of the funds are considered additional paid-in capital.

Oceana Therapeutics, Inc.

Notes to Unaudited Consolidated Financial Statements (continued)

5. Capital Structure (continued)

Equity Units

During 2009, the Company’s Board of Directors approved an Equity Unit Appreciation Plan (the “2009 Plan”). Pursuant to the 2009 Plan, the Company granted profit interests (the “Equity Units”) to certain of its executives and employees. The Equity Units have two subclasses: Service Units and Performance Units. Subject to forfeiture and participation provisions, as detailed in the 2009 Plan, the holders of Equity Units shall have rights with respect to profits of the Company upon a qualifying event. The Equity Units are not convertible into common stock and are not saleable or generally transferable.

The Company’s Board of Directors approved 4,055,627 Equity Units, as defined, available for grant, of which 3,021,000 Equity Units have been granted. The Equity Units were granted to the holders at no cost.

In total, 16.67% of the Equity Units granted were Service Units and the remaining 83.33% of the Equity Units granted were Performance Units. These grants participate in the Company’s profits only upon certain change of control or liquidation events and only if, upon the occurrence of such an event, Kelso Investment Associates VIII, L.P. receives an internal rate of return, compounded annually, on its investment in Oceana Therapeutics, LLC (“LLC”) of at least 8% and the Final Value, as defined in the Oceana Therapeutics LLC Agreement, is at least greater than 2.0 times the Initial Value, as defined in the Oceana Therapeutics LLC Agreement. All Equity Units will participate in distributions if the Final Value is greater than 4.5 times the Initial Value, and the Equity Units will participate in profits and losses on a ratable basis in the event that the Final Value is greater than 2.0 times, but less than 4.5 times the Initial Value. Equity Units granted to an executive or employee are subject to forfeiture if the executive or employee ceases to be employed by the Company prior to a change in control. Equity Units not eligible to participate in distributions are automatically forfeited.

Oceana Therapeutics, Inc.

Notes to Unaudited Consolidated Financial Statements (continued)

5. Capital Structure (continued)

A summary of the Equity Units granted during the period ended September 30, 2011 is presented below:

Service Units	Units	Grant Date Fair Value

Outstanding Service Units at December 31, 2010	297,000	$—
Granted	206,500	—

Outstanding Service Units at September 30, 2011	503,500	$—

Performance Units	Units	Grant Date Fair Value
Outstanding Performance Units at December 31, 2010	1,485,000	$—
Granted	1,032,500	—

Outstanding Performance Units at September 30, 2011	2,517,500	$—

No compensation expense will be recognized for the Service Units and Performance Units until a change in equity control is probable as the exercisability and number of units to be received is contingent upon that event. Accordingly, compensation expense relating to the fair value of the Service Units and Performance Units will be measured and recorded upon the occurrence of a change in control. Refer to the value of the unit as described in Note 7.

6. Operating Leases and Commitments

Rent expense under operating leases was $244,569 and $197,232 for the periods ended September 30, 2011 and 2010, respectively.

The Company is contractually obligated to make potential future success-based development, regulatory and commercial milestone payments in conjunction with acquisitions. These payments are contingent upon the occurrence of certain future events. The amount and the probability of contingent payments have been reflected on the Company’s consolidated financial statements. The contingent purchase price adjustment was $5,078,175 and $1,205,438 for the nine months ended September 30, 2011 and 2010, respectively.

If the Company’s estimates regarding the fair value of the future considerations are inaccurate, a future adjustment to these estimated fair values may be required.

Oceana Therapeutics, Inc.

Notes to Unaudited Consolidated Financial Statements (continued)

7. Subsequent Events

On November 8, 2011, LLC announced it had entered into a definitive agreement for the sale of its operating subsidiary, the Company, to Salix Pharmaceuticals. Ltd. The all cash transaction was valued at approximately $313.7 million, less closing expenses of approximately $4.9 million, and was subject to Federal Trade Commission regulatory approval. The transaction was subsequently approved and the transaction closed as of end of day on December 19, 2011 (“Closing”). The approximate $308.8 million earned by the partners of the LLC and employees of the Company was further offset by two escrow reserves totaling approximately $30.9 million, leading to a total net payment of $277.9 million at Closing. All Equity Units granted under the Company’s Equity Unit Appreciation Plan, including the Service Units and the Performance Units, were subject to forfeiture and had no economic value until a qualifying event was realized, which did not take place until Closing. Therefore, no Fair Value was assigned to these Units as of September 30, 2011 and no compensation expense recognized for the nine months ended September 30, 2010 or September 30, 2011. Upon closing of the transaction, the total number of vested Service Units and Performance Units was 4,721,313 and 23,606,565, respectively. The per unit value for both was $2.272.